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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                 TELEPHONE 415-493-9300  FACSIMILE 415-493-6811
                                  WWW.WSGR.COM

                                                               JOHN ARNOT WILSON
                                                                    RETIRED


                               December 19, 1997


Cypress Semiconductor Corporation
3901 North First Street
San Jose, CA 95134-1599


     Re:  REGISTRATION STATEMENT ON FORM S-3
          ----------------------------------

Ladies and Gentlemen:

     We are acting as counsel for Cypress Semiconductor Corporation, a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of $175,000,000 aggregate principal amount of 6% Convertible Subordinated Notes due 2002 (the "Notes"), and such indeterminate number of shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company, as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares. (Such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement").

     We are of the opinion that the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of September 15, 1997, between the Company and State Street Bank and Trust Company of California, N.A., as Trustee. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati